Exhibit 23.1

[Deloitte Touche Tohmatsu Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 25, 2007 relating to the financial statements and financial statement schedule of China Sunergy Co., Ltd. appearing in the Registration Statement on Form F-1 No. 333-142367 in the prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD

DELOITTE TOUCHE TOHMATSU CPA LTD

Shanghai, China

May 17, 2007